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                                                                   Exhibit 10.25

            ASSIGNMENT OF PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                      TRADEWIND ASSOCIATES, L.P., AS SELLER
                                       AND
                             SERIES A, LLC, AS BUYER

      ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Purchase Agreement and Escrow Instructions ("Purchase Agreement") described herein, to ASSIGNEE and its successors and assigns. The Purchase Agreement is described as follows:

      DATE OF AGREEMENT: September 13, 2005, as amended

      ORIGINAL BUYER: Series A, LLC

      ASSIGNED TO: Cole CV Richland Hills TX, LP

      PROPERTY ADDRESS: 7200 Grapevine Highway, Richland Hills, TX 76118

      ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement with the exception of the earnest money deposit which is currently in escrow.

      ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.

      Executed this 7th day of December, 2005.

ASSIGNOR:                              ASSIGNEE:

SERIES A, LLC                          COLE CV RICHLAND HILLS TX, LP

                                       By:   Cole GP CCPT II, LLC
By:      /S/  John M. Pons                   Its General Partner
    ------------------------------
    John M. Pons
    Authorized Officer                       By: Cole REIT Advisors II, LLC
                                                 its Manager

                                                 By:   /S/  John M. Pons
                                                     ---------------------------
                                                       John M. Pons
                                                       Senior Vice President
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                               PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS

                                     BETWEEN

                          TRADEWIND ASSOCIATES L.P., A
                         CALIFORNIA LIMITED PARTNERSHIP

                                    AS SELLER

                                       AND

                                  SERIES A, LLC

                                    AS BUYER



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                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED:      Dated to be effective as of September 13, 2005 (the "Effective
            Date").

PARTIES: This Purchase Agreement and Escrow Instructions is between Tradewind Associates L.P., a California limited partnership, as "Seller", and Series A, LLC, an Arizona limited liability company, as "Buyer".

      WHEREAS, as of the Effective Date, Seller is the fee title owner of that certain improved property located at 7200 Grapevine Highway, Richland Hills, Texas, as legally described on Exhibit A attached hereto (the "Real Property");

      WHEREAS, as of the Effective Date, the Real Property is improved with a building containing approximately 10,908 square feet (the "Building") which Building is leased to CVS EGL Grapevine N Richland Hills TX, L.P. ("Tenant") in accordance with a written lease (the "Lease"). The Real Property, the Building, the improvements to the Real Property (the "Improvements"), the personal property, if any, of Seller located on the Real Property and Seller's interest in the Lease and all rents issued and profits due or to become due thereunder are hereinafter collectively referred to as the "Property"; and

      WHEREAS, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer free and clear of all liens, all as more particularly set forth in this Purchase Agreement and Escrow Instructions (the "Agreement").

      NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (each, a "Party" and, collectively, the "Parties") hereby agree as follows:

      1. INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.

      2. BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning the provisions of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

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      3. INCLUSIONS IN PROPERTY.

            a. The Property. The term "Property" shall also include the following:

                  (1) all tenements, hereditaments and appurtenances pertaining to the Real Property;

                  (2) all interest, if any, of Seller in all mineral, water and irrigation rights, if any, running with or otherwise pertaining to the Real Property;

                  (3) all interest, if any, of Seller in any road adjoining the Real Property;

                  (4) all interest, if any, of Seller in any award made or to be made or settlement in lieu thereof for damage to the Property by reason of condemnation, eminent domain or exercise of police power;

                  (5) all of Seller's interest in the Building, the Improvements and any other improvements and fixtures on the Real Property; and

                  (6) the Lease and security deposit, if any, now or hereafter due thereunder.

            b. The Transfer Documents. The Lease is to be transferred by that certain assignment and assumption of lease, a specimen of which is attached hereto as Exhibit B (the "Assignment of Lease"), and all components of the Property shall be transferred and conveyed by execution and delivery of Seller's special warranty deed, a specimen of which is attached hereto as Exhibit C (the "Deed"). The Assignment of Lease, and the Deed are hereinafter collectively referred to as the "Transfer Documents".

      4. PURCHASE PRICE. The price to be paid by Buyer to Seller for the Property is Three Million Six Hundred Sixty Thousand and No/100 Dollars ($3,660,000.00) (the "Purchase Price"), payable as follows:

            a. Fifty Thousand and No/100 Dollars ($50,000.00) earnest money (the "Earnest Money Deposit") to be deposited in escrow with Lawyers Title Insurance Corporation, 1850 N. Central Avenue, Suite 300, Phoenix, Arizona 85004, Attn:
Allen Brown ("Escrow Agent") not later than five (5) business days following the receipt by Escrow Agent of a fully-executed original of this Agreement (said receipt by Escrow Agent of both a fully-executed original of this Agreement and the Earnest Money Deposit, the "Opening of Escrow"), which Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow ("COE");

            b. One Hundred Thousand and No/100 Dollars ($100,000.00) additional earnest money to be deposited in escrow with Escrow Agent two (2) business days after the expiration of the Study Period (defined below). For purposes of this Agreement, the additional earnest money deposit shall be added to and become a part of the Earnest Money Deposit; and

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            c. Three Million Five Hundred Ten Thousand and No/100 Dollars
($3,510,000.00) in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), to be deposited in escrow with Escrow Agent on or before COE (the "Additional Funds") which is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

      5. DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit and interest thereon shall be applied as follows:

            a. if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit and all interest earned to the effective date of withdrawal shall be paid immediately to Buyer;

            b. if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit and all interest earned to the date of withdrawal shall be paid to Seller as Seller's agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller's exact damages; and

            c. if escrow closes, the Earnest Money Deposit and all interest earned to COE shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at COE.

      6. PRELIMINARY TITLE REPORT AND OBJECTIONS. Within ten (10) days after the Opening of Escrow, Escrow Agent shall deliver a current Preliminary Title Report (the "Report") for an ALTA extended coverage title insurance policy (the "Owner's Policy") on the Property to Buyer and Seller. The Report shall show the status of title to the Property as of the date of the Report and shall also describe the requirements of Escrow Agent for the issuance of the Owner's Policy as described herein. One half (1/2) the cost of the Owner's Policy shall be paid by Seller, and the remaining one half shall be paid by Buyer, as Buyer shall also pay any additional costs for an extended coverage policy. In addition to the Report, Escrow Agent shall simultaneously deliver to Buyer legible copies of all documents identified in Part Two of Schedule B of the Report. If Buyer is dissatisfied with any exception to title as shown in the Report, then Buyer may either, by giving written notice thereof to Escrow Agent (i) on or before expiration of the Study Period (as defined below) or (ii) ten (10) days from Buyer's receipt of the Report, whichever is later, (a) cancel this Agreement, whereupon the Earnest Money Deposit plus interest shall be returned to Buyer together with all documents deposited in escrow by Buyer, or (b) provisionally accept the title subject to Seller's agreement to cause the removal of any disapproved exceptions or objections, in which case Seller shall (at its sole cost) remove the exceptions or objections (or, if acceptable to Buyer, obtain title insurance endorsements over the exceptions and objections) before COE. Seller shall notify Buyer in writing within five (5) days after receiving Buyer's written notice of disapproval of any exception, if Seller does not intend to remove (or endorse over) any such exception and/or objection. Seller's lack of response shall be deemed as Seller's decision not to remove the objectionable exceptions (or obtain title insurance

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endorsements over said exceptions and objections, if acceptable to Buyer) prior to COE. In the event the Report is amended to include new exceptions that are not set forth in a prior Report, Buyer shall have until the later of (i) the expiration of the Study Period, or (ii) the date seven (7) days after Buyer's receipt of the amended Report and copies of the documents identified in the new exceptions or new requirements, within which to cancel this Agreement and receive a refund of the Earnest Money Deposit plus interest or to provisionally accept the title subject to Seller's agreement to cause the removal of any disapproved exceptions or objections. If Seller serves notice to Buyer that Seller does not intend to remove such exceptions and objections before COE, Buyer shall, within ten (10) days thereafter, notify Seller and Escrow Agent in writing of Buyer's election to either (i) terminate this Agreement, whereupon the Earnest Money Deposit plus interest shall be returned to Buyer and all obligations shall terminate, or (ii) Buyer may waive such objections and the transaction shall close as scheduled subject to the matters Buyer has waived objection to. If written notice of dissatisfaction is not timely given by Buyer to Seller pursuant to this Section 6, then Buyer shall be deemed to have disapproved of the condition of the title of the Property as shown by the Report, and shall have elected to terminate this Agreement.

      7. BUYER'S STUDY PERIOD.

            a. The Study Period. Buyer shall have until the later of 5:00 p.m. MST on (i) the thirtieth (30th) day after the Opening of Escrow, (ii) thirty
(30) days from Buyer's receipt of all deliveries of Seller's Diligence Materials (as hereinafter defined), (iii) that day which is ten (10) days from Buyer's receipt of the Report and legible copies of all documents identified in Part Two of Schedule B of the Report, or (iv) that day which is ten (10) days from Buyer's receipt of the Survey (as hereinafter defined) (the "Study Period"), at Buyer's sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring the Property, including, without limitation, Buyer's right to: (i) review and approve the Survey, the Lease, Seller's operating statements with respect to the Property, and the Contracts;
(ii) meet and confer with Tenant; and, (iii) obtain, review and approve an environmental study of the Real Property and Building (collectively, "Buyer's Diligence").

            b. Right of Entry. Subject to the prior rights of the Tenant in the Property, Seller hereby grants to Buyer and Buyer's agents, employees and contractors the right to enter upon the Property, at any time or times during the Study Period, to conduct Buyer's Diligence. In consideration therefor, Buyer shall and does hereby agree to indemnify and hold Seller harmless from any and all liabilities, claims, losses or damages, including, but not limited to, court costs and attorneys' fees, which may be incurred by Seller as a direct result of Buyer's Diligence. Buyer's indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE.

            c. Cancellation. Unless Buyer so notifies Seller or Escrow Agent, in writing, on or before the end of the Study Period of Buyer's acceptance of Buyer's Diligence and waiver of the contingencies as set forth in this Section 7, this Agreement shall be canceled and the Earnest Money Deposit plus interest shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

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      8. DELIVERY OF SELLER'S DILIGENCE MATERIALS.

            a. Deliveries to Buyer. Seller agrees to deliver to Buyer contemporaneously with the Opening of Escrow the following described information in Seller's possession or control relating to the leasing, operating, maintenance, or repair of the Property (collectively, "Seller's Diligence Materials"), all at no cost to Buyer: (i) copies of the Environmental Reports (defined below), engineering reports, architectural drawings, and soils tests
(ii) the Lease, including any amendments thereto and a copy of the leasehold title insurance policy delivered to Tenant; (iii) all claims or suits by Tenant or third parties involving the Property or the Lease or any Contracts (whether or not covered by insurance); (iv) a list of all claims or suits by or against Seller regarding the Property for the last thirty-six (36) months; (v) any appraisals of the Property; (vi) a site plan and any existing surveys with respect to the Property; (vii) Tenant's sales information relating to the Property for the last twenty-four (24) months, to the extent Tenant is required to deliver same to Seller under the Lease; and (viii) any other documents or other information in the possession of Seller or its agents pertaining to the Property that Buyer may reasonably request in writing.

            b. Delivery by Buyer. If this Agreement is canceled for any reason, except Seller's willful default hereunder, Buyer agrees to deliver to Seller upon payment by Seller to Buyer of Buyer's cost thereof, copies of those investigations, studies and/or tests which Buyer may have elected to obtain and which Seller wishes to obtain.

      9. THE SURVEY. Buyer may elect to cause a certified ALTA survey of the Real Property, Building and Improvements (the "Survey") to be completed by a surveyor licensed in the State of Texas and delivered to Escrow Agent, Buyer and Seller, whereupon the legal description in the Survey shall control over the description in Exhibit A attached hereto to the extent they may be inconsistent. Buyer shall be responsible for the payment of one-half (1/2) the cost of the Survey, and Seller shall be responsible for the payment of the remaining one-half of the cost. The Survey shall set forth the legal description and boundaries of the Property and all easements, encroachments and improvements thereon. If this Agreement terminates for any reason other than Seller's default, the Survey shall become the sole property of Seller.

      10. IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the "Non-Foreign Affidavit") stating under penalty of perjury that Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Earnest Money Deposit and/or the Additional Funds, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

      11. DELIVERY OF POSSESSION. Seller shall deliver possession of the Property to Buyer at COE subject only to the rights of Tenant under the Lease as approved by Buyer as part of Buyer's Diligence.

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      12. CONDITIONS PRECEDENT.

      a. In addition to all other conditions precedent set forth in this Agreement (except those set forth in Section 12.b. below), Buyer's obligations to perform under this Agreement and to close escrow are expressly subject to the following:

            (1) the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents;

            (2) the issuance of the Owner's Policy (or a written commitment therefor) subject only to those matters approved or deemed approved by Buyer pursuant to this Agreement;

            (3) Buyer shall receive a credit against the Additional Fund for rents under the Lease prepaid in excess of thirty 30 days;

            (4) the deposit by Seller with Buyer prior to expiration of the Study Period of (i) an original estoppel certificate naming Buyer (or its designee) and Wachovia Bank, National Association as addressees, which certificate must be reasonably acceptable to Buyer, in Tenant's standard form, and (ii) a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to Tenant, for the benefit of Wachovia Bank, National Association, both executed by Tenant under the Lease;

            (5) the deposit with Escrow Agent and Buyer prior to the expiration of the Study Period of an executed waiver by Tenant of any right of first refusal under the Lease;

            (6) the deposit with Escrow Agent of an executed affidavit of Seller and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics' lien exception from the Owner's Policy;

            (7) the deposit with Escrow Agent of a letter from Seller to Tenant requesting that future rent under the Lease be paid to Buyer;

            (8) the representations and warranties of Seller set forth in
      Section 13 below being true as of COE;

            (9) the delivery by Seller to Buyer of a copy of the Certificate of Occupancy for the Improvements; and

            (10) delivery to Buyer of originals of the Lease, the Contracts and Permits, if any, in the possession of Seller or Seller's agents, and any correspondence with respect thereto, together with such non-proprietary leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance of the Property.

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If the foregoing conditions have not been satisfied by the specified date or COE as the case may be, and provided that Buyer is not in breach of this Agreement and is otherwise ready and able to perform its obligations hereunder, then Buyer shall have the right, at Buyer's sole option, by giving written notice to Seller and Escrow Agent, to cancel this Agreement, whereupon the Earnest Money Deposit plus interest accrued thereon shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

      b. Seller's obligations to perform under this Agreement and to close escrow are expressly subject to the following:

            (1) the representations and warranties of Buyer set forth in Section 14 below being true as of COE;

            (2) the delivery by Buyer to Escrow Agent prior to COE of all documents reasonably necessary to close escrow; and

            (3) the deposit by Buyer with Escrow Agent of all amounts necessary to pay the Purchase Price on or before the COE.

If the foregoing conditions in this Section 12(b) have not been satisfied by COE, and provided that Seller is not in breach of this Agreement and all the conditions set forth in Section 12(a) above have been satisfied or waived, then Seller shall have the right, at Seller's sole option, by giving written notice to Buyer and Escrow Agent, to cancel this Agreement, whereupon the Earnest Money Deposit plus interest accrued thereon shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

      13. SELLER'S WARRANTIES. Seller hereby represents and warrants to Buyer as of the Effective Date that:

            a. there are no unrecorded leases (other than the Lease), liens or encumbrances which may affect title to the Property;

            b. to Seller's knowledge, no uncured notice of violation has been issued with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction;

            c. to Seller's knowledge, there are no intended public improvements which will or could result in any charges being assessed against the Property which will result in a lien upon the Property;

            d. to Seller's knowledge, there is no impending or contemplated condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities;

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            e. there are no suits or claims pending or to Seller's knowledge, threatened with respect to or in any manner affecting the Property, nor does Seller know of any circumstances which should or could reasonably form the basis for any such suits or claims which have not been disclosed in writing to Buyer by Seller;

            f. Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party and so long as this Agreement is in effect Seller will not enter into nor execute any such agreement without Buyer's prior written consent;

            g. Seller has not and will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller's knowledge after due inquiry, there are no pending proceedings, the object of which would be to change the present zoning or other land-use limitations;

            h. this transaction will not in any way violate any other agreements to which Seller is a party;

            i. Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

            j. no default of Seller exists under any of the Contracts and, to Seller's knowledge after due inquiry, no default of the other parties exists under any of the Contracts;

            k. no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller's obligations hereunder;

            l. except for any item to be prorated at COE in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's use, ownership, or operation of the Property up to COE shall be paid in full by Seller;

            m. all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at COE) have been paid or will be so paid by Seller prior to COE;

            n. from the Effective Date hereof until COE or the earlier termination of this Agreement, Seller shall (i) operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof, and shall perform in all material respects, its obligations under the Lease, (ii) not amend, modify or waive any material rights under the Lease, and (iii) maintain the existing or comparable insurance coverage, if any, for the Improvements which Seller is obligated to maintain under the Lease;

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            o. Except as may be disclosed in the environmental reports identified on Schedule 13(o) of this Agreement attached hereto (the "Environmental Reports"), which Environmental Reports have been or will be delivered to Buyer in accordance with the terms of this Agreement, Seller has no actual knowledge that there exists or has existed, and Seller itself has not caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about the Property of any Hazardous Materials in violation of applicable law. "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material, defined as a "hazardous substance" by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing;

            p. except as may be disclosed in the Environmental Reports, to Seller's actual knowledge, there is not now, nor has there ever been, on or in the Property underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment in violation of applicable law;

            q. to Seller's knowledge, there are no proceedings pending for the increase of the assessed valuation of the Real Property;

            r. should Seller receive notice or knowledge of any information regarding any of the matters set forth in this Section 13 after the Effective Date and prior to COE, Seller will immediately notify Buyer of the same in writing;

            s. the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound; and

            t. all representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement and COE for a period of one
(1) year. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Buyer may incur, by reason of any material misrepresentation by Seller or any material breach of any of Seller's warranties. Seller's indemnity and hold harmless obligations shall survive COE, provided that any claim for indemnity must be asserted in writing within one (1) year after COE. .

      14. BUYER'S WARRANTIES. Buyer hereby represents and warrants to Seller as of the Effective Date that:

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            a. Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

            b. there are no actions or proceedings pending or to Buyer's knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, specimens of which are attached hereto as Exhibits;

            c. the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound;

            d. should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing; and

            e. all representations made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE for a period of one (1) year. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees, if awarded by a court of law, which Seller may incur, by reason of any material misrepresentation by Buyer or any material breach of any of Buyer's warranties. Buyer's indemnity and hold harmless obligations shall survive COE, provided that any claim for indemnity must be asserted within one
(1) year after COE.

      15. RENTS AND DEPOSITS. Seller and Buyer agree that, in addition to all other conditions and covenants contained herein, Seller shall deliver to Buyer and Escrow Agent not later than the day immediately prior to COE information, certified by Seller to be true and accurate as of the date thereof and as of the date of COE, with respect to (i) the amount of Tenant's security deposit under the Lease, if any, and (ii) prepaid and/or abated rents, including, without limitation, the amount thereof and the date to which such rents have been paid.

      16. BROKER'S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

            a. the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement except Michael Maffia of BT Commercial Real Estate ("Broker");

            b. if any person shall assert a claim to a finder's fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement (including Broker), the Party (the Indemnifying Party") under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred by the Indemnifying Party in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE; and

            c. Seller shall be responsible for payment of a commission to Broker in an amount equal to three Percent (3%) of the Purchase Price, which commission shall be paid at COE and only if COE in fact occurs.

      17. CLOSE OF ESCROW. COE shall be 5:00 p.m. MST on the forty fifth (45th) day after the expiration of the Study Period or such earlier date as the parties may mutually agree upon. Buyer may extend the COE date for up to an additional fifteen (15) days upon delivery of written notice to extend the COE date to Escrow Agent prior to the original COE date and by depositing an additional Fifty Thousand and no/100 Dollars ($50,000.00) of earnest money with Escrow Agent. For purposes of this Agreement, any additional earnest money deposited with Escrow Agent pursuant to this Section 17 shall be added to and become a part of the Earnest Money Deposit.

      18. ASSIGNMENT. This Agreement may not be assigned by Seller, except to an exchange intermediary, without the prior written consent of Buyer which consent shall not be unreasonably withheld. Buyer may assign its rights under this Agreement to an affiliate of Buyer without seeking or obtaining Seller's consent. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes each of the obligations of Buyer under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money Deposit. Buyer may also designate someone other than Buyer, as grantee and/or assignee, under the Transfer Documents by providing written notice of such designation at least five (5) days prior to COE. No assignment shall release or otherwise relieve Buyer from any obligations hereunder.

      19. RISK OF LOSS. Seller shall bear all risk of loss, damage or taking of the Property which may occur prior to COE. In the event of any loss, damage or taking prior to COE, Buyer may, at Buyer's sole option, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten (10) days from the date Buyer receives notice of the loss) Buyer may cancel this Agreement as provided above. If Buyer waives any such loss or damage to the Property and closes escrow, Seller shall at COE and as a condition precedent thereto, either pay Buyer or at Seller's option credit Buyer against the Additional Funds the amount of any insurance or condemnation proceeds, or assign to Buyer, as of COE and in a form acceptable to Buyer, all rights or claims for relief to the same.

      20. REMEDIES.

            a. Seller's Breach. If Seller breaches this Agreement, Buyer may, at Buyer's sole option, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder; or, (ii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller's affirmative acts, Buyer shall be entitled to pursue all rights and remedies available at law or in equity.

            b. Buyer's Breach. If Buyer breaches this Agreement, as its sole remedy Seller shall be entitled to retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller's agreed and total liquidated damages. Seller hereby waives any right to seek any equitable or legal remedies against Buyer.

      21. ATTORNEYS' FEES. If there is any litigation to enforce any provisions or rights arising herein in accordance with Section 20(a), the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the successful party, such fees to be determined by the court.

      22. NOTICES.

            a. Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or tested telex, or telegram, or telecopies (fax), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:                     Tradewind Associates L.P.
                                  c/o SC Management Company
                                  2189 FM 1960 West Road, #227
                                  Houston, TX 77090
                                  Attn: Bill Mehrens
                                  Tel.: (218) 357-9006
                                  Fax: (218) 537-6902

with copies to:                   Norman I. Book, Jr.
                                  Carr, McClellan et al.
                                  216 Park Road
                                  Burlingame, CA  94010
                                  Tel: (650) 342-9600
                                  Fax: (650) 342-7685

if to Buyer:                      Series A, LLC
                                  2555 E. Camelback Road, Suite 400
                                  Phoenix, AZ  85016
                                  Attn: Legal Department
                                  Tel.: (602) 778-8700
                                  Fax: (602) 778-8767
with copies to:                   Bennett Wheeler Lytle & Cartwright, PLC
                                  3838 North Central Avenue, Suite 1120
                                  Phoenix, AZ 85012
                                  Attn: J. Craig Cartwright
                                  Tel.: (602) 445-3433
                                  Fax: (602) 266-9119

If to Escrow Agent:               Lawyers Title Insurance Corporation
                                  1850 North Central Avenue, Suite 300
                                  Phoenix, AZ 85004
                                  Attn: Allen Brown
                                  Tel: (602) 287-3500
                                  Fax: (602) 263-0433

            b. Effective Date of Notices. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery, telex, telegrams or telecopies, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used. Notice shall be deemed to have been received on the date on which the notice is received, if notice is given by personal delivery, and on the second (2nd) day following deposit in the U.S. Mail, if notice is mailed. If escrow has opened, a copy of any notice given to a party shall also be given to Escrow Agent by regular U.S. Mail or by any other method provided for herein.

      23. CLOSING COSTS.

            a. Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit F, and by this reference incorporated herein (the "Escrow Instructions"). At COE, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that are to be released and of recording such releases, (ii) the fees and costs due Escrow Agent for its services, (iii) the transfer tax associated with the sale of the Property, if any, and (iv) all other costs to be paid by Seller under this Agreement. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. To the extent not the responsibility of Tenant under the Lease, real estate taxes shall be prorated based upon the current valuation and latest available tax rates. All prorations shall be calculated through escrow as of COE based upon the latest available information, including, without limitation, a credit to Buyer for any rent prepaid by Tenant for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer shall be similarly prorated. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent. Seller agrees that all closing costs payable by Seller shall be deducted from Seller's proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer's closing costs. Except as provided in this Section 23(a), Seller and Buyer shall each bear their own costs in regard to this Agreement.

            b. Post-Closing Adjustment. If after COE, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations materially inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(b) shall survive COE except that no adjustment shall be made later than two (2) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

            c. Instructions. This Agreement, together with the Escrow Instructions set forth on Exhibit D, shall constitute escrow instructions for the transaction contemplated herein. Such escrow instructions shall be construed as applying principally to Escrow Agent's employment. The parties shall execute such additional reasonable and customary escrow instructions as may be necessary to conclude the transaction contemplated by this Agreement.

      24. ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller's default, Seller shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close because of Buyer's default, Buyer shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

      25. APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

      26. NO RELIANCE ON DOCUMENTS. Except as expressly stated herein, Seller makes no representation or warranty as to the truth or accuracy of any materials, data or information delivered by Seller or its agents to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer. Neither Seller, nor any affiliate of Seller, nor the person or entity that prepared any report or reports delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in any such reports.

      27. AS IS DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, OR ANY EMPLOYEES OR AGENTS REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS."

      BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING (EXCEPT WITH RESPECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT), SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT, EXCLUDING FRAUD), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, THAT BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, EXCEPT TO THE EXTENT IN VIOLATION OF ANY

REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT OR ARISING OUT OF FRAUD OR INTENTIONAL MISREPRESENTATION BY SELLER.

/S/  JMP
----------------------    ---------------------------
Buyer's Initials          Seller's Initials

      28. ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

      29. GOVERNING LAW/JURISDICTION/VENUE. This Agreement shall be governed by and construed or enforced in accordance with the laws of the State of Arizona. In regard to any litigation which may arise in regard to this Agreement, the Parties shall and do hereby submit to the jurisdiction of and the Parties hereby agree that the proper venue shall be in the United States District Court for the District of Arizona in Phoenix and in the Superior Court of Arizona in Maricopa County, Arizona.

      30. 1031 EXCHANGE. In connection with the transactions contemplated by this Agreement, Seller may wish to engage in a tax-deferred exchange pursuant to
Section 1031 of the Internal Revenue Code of 1986 as amended. Buyer agrees to reasonably cooperate with Seller in connection with such exchange, provided, however, Buyer will not be required to take title to any other real property or become a party to any purchase agreement; nor shall Buyer incur any additional liability by reason of such exchange and Seller will indemnify and hold Buyer harmless for, from and against any claim, demand, cause of action, liability or expense (including attorney's fees) in connection therewith, including, without limitation, any increase in escrow fees or charges resulting from such exchange; and Seller acknowledges and agrees that Buyer has not made and will not make any representation or warranty as to the effectiveness for tax purposes of any such exchange.

      31. CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

      32. TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.

      33. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

      34. HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

      35. FAX AND COUNTERPARTS. This Agreement may be executed by facsimile and/or in any number of counterparts. Each party may rely upon any facsimile or counterpart copy as if it were one original document.

      36. INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

      37. SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.

      38. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:

                                   TRADEWIND ASSOCIATES L.P.,
                                   a California limited partnership

                                   By:  Goodhill Properties, Inc.
                                   a Delaware corporation, General Partner

                                   By:      /S/  William Mehrens
                                      -----------------------------------------
                                   Its:  Vice President

BUYER:                             SERIES A, LLC, an Arizona limited
                                   liability company

                                   By:      /S/  John M. Pons
                                      --------------------------------
                                            John M. Pons
                                   Its:     Authorized Officer

                            ESCROW AGENT'S ACCEPTANCE

         The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this 19 day of September, 2005, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

                                      LAWYERS TITLE INSURANCE CORPORATION

                                      By:   /S/ Allen S. Brown
                                          --------------------------------------

                                      Title: Accts. Admin.

                                 SCHEDULE 13(o)
                              ENVIRONMENTAL REPORTS

A. Risk Based Corrective Action Assessment dated October 7, 1996 prepared by Reed Engineering Group

B. TNRCC letter dated October 25, 1996 regarding the release of hydrocarbons.

C. Phase I Environmental Site Assessment dated December 3, 1996 prepared by Reed Engineering.

D. TNRCC letter dated March 25, 1997 regarding closure of the site.

E. Excavation Activities Report dated July 21, 1997 prepared by Reed Engineering Group.

          FIRST AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

      This First Amendment to Purchase Agreement and Escrow Instructions (this "Amendment") is effective as of the 28th day of November, 2005, by and between SERIES A, LLC, as Buyer, and TRADEWIND ASSOCIATES L.P., as Seller, and provides as follows:

      WHEREAS, Buyer and Seller entered into that certain Purchase Agreement and Escrow Instructions, effective as of September 13, 2005 (the "Agreement"), with respect to the improved property located at 7200 Grapevine Highway, Richland Hills, Texas; and

      WHEREAS, Seller and Buyer desire to amend the Agreement to revise the definition of Closing. All capitalized terms used herein shall have the meaning given to them in the Agreement.

      NOW, THEREFORE, the parties agree as follows:

      1. The first sentence of Section 17 of the Agreement is hereby amended and restated as follows:

      "COE shall be on or before 5:00 p.m. MST on December 8, 2005."

      2. Except as provided herein, all terms and conditions of the Amendment shall remain in full force and effect.

      3. This Amendment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

      4. The parties agree that this Amendment may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

BUYER:                            SERIES A, LLC

                                  By:      /S/  John M. Pons
                                     ------------------------------------------
                                           John M. Pons
                                  Its:     Authorized Officer

SELLER:                           TRADEWIND ASSOCIATES L.P.

                                  By: Goodhill Properties, Inc., General Partner

                                  By:      /S/  Bill Mehrens
                                     ------------------------------------------
                                  Printed Name:  Bill Mehrens
                                  Its:  Vice President

                                       2